Exhibit 5.1

Morgan, Lewis & Bockius LLP

Counselors at Law

1701 Market Street

Philadelphia, PA 19103-2921

215-963-5000

Fax: 215-963-5001

April 5, 2010

EDGAR Online, Inc.

50 Washington Street

Norwalk, Connecticut 06854

Re:	EDGAR Online, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to EDGAR Online, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 1,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), issuable in connection with the Company’s 2005 Stock Award and Incentive Plan, as amended to date (the “Plan”). In connection with this opinion letter, we have examined the Registration Statement and originals, or copies or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the Plan and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP